Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 102 and Amendment No. 105 to the Registration Statement on Form N-1A of GraniteShares ETF Trust regarding the Prospectus and Statement of Additional Information of GraniteShares YieldBOOST ARM ETF, GraniteShares YieldBOOST ASML ETF, GraniteShares YieldBOOST AVGO ETF, GraniteShares YieldBOOST BRKB ETF, GraniteShares YieldBOOST QBTS ETF, GraniteShares YieldBOOST HIMS ETF, GraniteShares YieldBOOST IONQ ETF, GraniteShares YieldBOOST LCID ETF, GraniteShares YieldBOOST MARA ETF, GraniteShares YieldBOOST MRVL ETF, GraniteShares YieldBOOST MSTR ETF, GraniteShares YieldBOOST MU ETF, GraniteShares YieldBOOST NFLX ETF, GraniteShares YieldBOOST PDD ETF, GraniteShares YieldBOOST PLTR ETF, GraniteShares YieldBOOST RGTI ETF, GraniteShares YieldBOOST RIOT ETF, GraniteShares YieldBOOST RIVN ETF, GraniteShares YieldBOOST HOOD ETF, GraniteShares YieldBOOST SMCI ETF, GraniteShares YieldBOOST SOFI ETF, GraniteShares YieldBOOST TSM ETF, GraniteShares YieldBOOST UBER ETF and GraniteShares YieldBOOST VRT ETF, each a series of GraniteShares ETF Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 11, 2025